UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 27, 2020 (November 25, 2020)

VARIAN MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 493-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	VAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2020, Varian Medical Systems, Inc., a Delaware corporation (“Varian”), entered into letter agreements with each of J. Michael Bruff, Varian’s Chief Financial Officer, and Christopher A. Toth, Varian’s President and Chief Operating Officer, that provide, subject to the potential repayment obligations described below, for (1) accelerated vesting of all unvested stock options held by each of Messrs. Bruff and Toth, (2) exercise of all stock options held by each of Messrs. Bruff and Toth, (3) accelerated vesting of a portion of the restricted stock units held by Mr. Toth, (4) a cash payment to each of Messrs. Bruff and Toth equal to such executive officer’s target long-term incentive target amount, in lieu of grant of an annual equity compensation award for Varian’s 2021 fiscal year, and (5) removal of the provision of the Change in Control Agreements between Varian and each of Messrs. Bruff and Toth that would provide for a payment reduction, rather than a tax equalization payment, if Mr. Bruff or Mr. Toth, as applicable, receives payments subject to the golden parachute excise tax that do not exceed 110% of the maximum amount payable without triggering the golden parachute excise tax.

These actions are intended, by accelerating tax realization events into the 2020 calendar year, to reduce or eliminate golden parachute excise taxes and resulting equalization payments that could become payable by Varian in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of August 2, 2020, by and among Varian, Siemens Healthineers Holding I GmbH, Falcon Sub Inc., and, with respect to certain provisions, Siemens Medical Solutions USA, Inc. The letter agreements provide that if Mr. Bruff’s or Mr. Toth’s, as applicable, employment is terminated by Varian for cause or if Mr. Bruff or Mr. Toth, as applicable, voluntarily terminates employment prior to the date upon which the right to the accelerated amount of compensation would have otherwise vested, such executive officer will generally be required to pay to Varian the then-current value of the after-tax proceeds that would not have ultimately been realized absent the accelerations.

The foregoing description of the letter agreements does not purport to be complete and is qualified in its entirety by reference to the text of each of the agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement between Varian Medical Systems, Inc. and J. Michael Bruff, effective as of November 25, 2020

10.2	Letter Agreement between Varian Medical Systems, Inc. and Christopher A. Toth, effective as of November 25, 2020

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2020

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ Michael D. Hutchinson
Name:	Michael D. Hutchinson
Title:	SVP, Chief Legal Officer, Corporate Secretary